LOAN PURCHASE AGREEMENT

THIS AGREEMENT is entered into this 8 day of March, 2013, by and between Omega CRE Group LLC, a wholly owned subsidiary of Omega Commercial Finance Corporation, a publicly traded corporation with its home office in Miami Beach, Florida (the "Buyer"), and TD Bank, a national banking association. with its home office in Toronto, Canada, and successor to Carolina First Bank (the "Seller").

RECITALS

WHEREAS, the Seller is the owner of those certain Loans, as defined in this Agreement, and wishes to sell the Loans, and

WHEREAS, the Buyer wishes to purchase the Loans.

WHEREAS, Burnsville Land Company, LLC, a North Carolina limited liability company, is currently subject to the laws of the United States Bankruptcy Court, Western District of North Carolina (Case I] -11025), the same having been converted to a Chapter 7 case ("Bankruptcy Action") with Wayne Sigmon being appointed as Trustee, and this Agreement must be approved by the Trustee.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt of which is hereby acknowledged, the Seller and the Buyer agree as follows:

PURCHASE AND SALE OF THE LOAN

Agreement to Sell and Purchase the Loans. Subject to and upon the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, all of the Seller's right, title and interest in and to the Loans, the Loan Documents and any and all Claims relating to the Loan and the Loan Documents. The Assignment to Buyer at closing will be without recourse and without representation as to the solvency of the makers or guarantors. Buyer may assign its rights under this contract provided Assignee agrees to be bound by the confidentiality provisions contained herein.

Loans. The Loans are more particularly described as I) a promissory note dated June 11, 2007, in the original principal amount of $4,460,000 from Burnsville Land Company, LLC, a North Carolina limited liability company ("Borrower") and secured by a deed of trust recorded in Book 557 at Page 412, Yancey County Registry, and 2) a promissory note dated November 8, 2007, in the original principal amount pf $292,500 from the Borrower and secured by a deed of trust recorded in Book 573 at Page 483, Yancey County Registry ("Loans").

Purchase Price. The Purchase Price shall equal the sum of $4,330,000 with an earnest money deposit of $216,500 deposited in the trust account of Wilder Wadford, PA ("Deposit"). The Deposit shall he made within two (2) business days after the Seller has executed this Agreement. The Deposit shall be paid to Seller and applied to the Purchase Price at Closing. In the event that the Buyer shall terminate this Agreement prior to the expiration of the Due Diligence Period, then the Deposit shall be refunded to the Buyer. In the event the Buyer breaches this Agreement, then

the Deposit shall become the property of the Seller as liquidated damages as its sole remedy against the Buyer. The balance of the Purchase Price shall be due and payable at Closing.

Due Diligence Period. For a period of thirty (30) days after the Seller has executed this Agreement and the Trustee has approved this Agreement in writing (the later of which to become the "Effective Date"), the Buyer shall have the right to terminate this Agreement for any reason or no reason. During the Due Diligence Period the Buyer shall perform any and all due diligence investigations it deems necessary.

Proof of Funds. Within thirty (30) days after the Effective Date, the Buyer shall provide proof of funds necessary to close.

Representations and Warranties as to Loans.: Seller hereby represents and warrants to Buyer that, as to the Loans sold hereunder, as of the date hereof and as of the Closing Date:

(a) The Seller is the sole owner and holder of the Loans and the Notes, has not assigned, transferred, or conveyed any interest in the Loans to any other person or entity, and has not pledged, assigned, or encumbered the Loans or the Notes.

(b) The Seller has full right and authority to sell and assign the Loans and Notes.

(c) The Notes, the Deeds of Trust and other agreements executed by the Borrower in connection therewith are genuine.

(d) Effective as of the Closing Date, Seller will terminate (at no cost to Buyer) any servicing agreements with respect to the Loans, and following the Closing Date, the Loans will not be subject to any servicing agreements.

(e) Seller has not received any written notice alleging, nor does Seller have any actual knowledge of, any default by Seller with respect to, or any right of rescission, right of set-off, counterclaim or defense in favor any party liable for the Loans.

(f) Seller has not (i) released any collateral for the Loans since October 24, 2011, when the Bankruptcy Action was filed (including, without limitation, any collateral for any guaranty of the Loan), (ii) released in writing any party liable under the Loan Documents, or (iii) waived in writing any material provision of any of the Loan Documents.

(g) Seller has not received any written notice of, nor does Seller have any actual knowledge of, (i) any pending or threatened condemnation regarding any collateral for the Loans, (ii) any pending or threatened proceeding under the United States Bankruptcy Code, or similar state law, involving the collateral for the Loans, other

than the Bankruptcy Action disclosed in this Agreement (including, without limitation, any collateral for any guaranty of the Loan) or any party liable under the Loan Documents, or (iii) any pending or threatened litigation involving the collateral for the Loans (including, without limitation, any collateral for any guaranty of the Loans) or any party liable under the Loan Documents.

(h) The proceeds of the Loans have been fully disbursed.

(i) That the judgment obtained against the guarantors by Seller in file 11 CVS 5516, Yancey County, shall be assigned to Buyer at Closing.

No Other Seller Representations and Warranties as to Loan. Other than as set forth above, Seller makes no representation or warranty to Buyer with respect to the financial condition of Borrower or Borrower's ability to perform pursuant to the terms and conditions of the Loan Documents, the lien position or lien priority of the Loan Documents, the compliance or conformity of the Loans with any lending or underwriting criteria or practices or any other warranties or representations not specifically set forth herein. Buyer shall rely only upon any title insurance obtained by Buyer with respect to the collateral as to the lien validity, position and priority of the Loan Documents, Buyer agrees to bear the risk of: (i) collectability of the Loans; (ii) Borrower's financial condition; (iii) fraud or forgery not known to Seller; (iv) the value of any security for the Loans (including the collateral *in* the Deeds of Trust); and (v) claims of any mechanics' lienors or issuers of surety bonds in respect of the Loans or *the* collateral in the Deeds of Trust.

CLOSING

Closing. Closing shall occur on five (5) business days after the expiration of the Due Diligence Period. Payment for the Loan shall be made on the Closing Date by wire transfer from Buyer to the Escrow Agent. The Closing shall be conducted in escrow by the Buyer's attorney, Wilder Wadford, PA (The "Escrow Agent"), shall serve as escrow agent. Buyer agrees to pay . all escrow or closing fees charged by the Escrow Agent in connection with the Closing. Seller shall pay all its costs and attorney's fees.

CONFIDENTIALITY

Buyer shall keep all information provided to it in connection with this agreement and Buyers due diligence investigation confidential and shall not disclose the said information to anyone other than its attorneys, accountants and advisors. Information otherwise obtainable on the public record is exempt from Buyers obligation hereunder.

MISCELLANEOUS PROVISIONS

Survival. The agreements that are stated herein to survive the Closing shall not merge into the documents executed and delivered at Closing, but instead shall be independently enforceable. Buyer expressly acknowledges and agrees that Seller has no obligation with respect to the Loan that Survives Closing. The provisions of this Section shall survive the Closing.

Governing Law. The terms and provisions of this Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of North Carolina without regard to conflict of law principles.

IN TESTIMONY WHEREOF, the parties hereto have executed this Loan Purchase Agreement.

BUYER:

Omega CRE, Group, LLC

By: ______________________

Name Jon S. Cummings, IV

Title Manager

SELLER:

TD BANK

By: ______________________

Name: Neal Ward

Title: Vice President

The undersigned does consent to this Agreement:

____

Wayne Sigmon, Trustee for C 11-11025

United States Bankruptcy Court

Western District of North Carolina

Date: ______________________